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                                                                   EXHIBIT 10.18


                        LONG-TERM INCENTIVE (LTI) PLAN
                           Effective January 1, 1995


OBJECTIVE:      The objective of the LTI plan is to help insure the long-term
---------       growth, profitability and stability of Nu Skin Asia Pacific's
                (the "Company") operations. In addition, through delegation of authority and responsibility, key members of local management in each market (i.e. Country General Managers) will be held accountable for operations and will be retained and rewarded accordingly.

BONUS PLAN:     An annual bonus will be paid and accrued by February 15th of
----------      each year based upon the prior year's results of operations in the country overseen by each General Manager. All bonus payments, including those accruing in the Company's accounts, are at the discretion of the Company's Board of Directors and are subject to available cash flow of each Nu Skin entity and the overall financial position of the Company and each of its subsidiaries. However, under normal operations and cash positioning, 100% of a General Manager's annual base salary is the maximum potential bonus. Fifty percent (50%) of the bonus will be paid by February 15 of each year and fifty percent (50%) of the bonus will accrue and vest ratably over 10 years of continued subsequent employment or upon reaching the age of 65, whichever is sooner. (NOTE: The amount accrued each year will earn interest at a rate equivalent to the interest rate earned on the Company's cash deposits. Also, the amount accrued each year will begin a new vesting period of 10 years.) To the extent possible, the following general parameters will be followed in establishing yearly performance objectives:

                        Sales Growth                            25%
                        Distributor Activity:
                                Active Distributors             10%
                                Sponsorship                     15%
                        Profitability (net income
                                before taxes)                   40%
                        Discretionary                           10%
                                (Operations, Employee Morale, Efficiency,
                                Timeliness, Policy & Procedure Adherence,
                                Pin Level Promotions)

GOALS           Based upon the Strategic Plan and Budget for each entity,
-----           annual ratings in the area of Sales Growth, Distributor Activity and Profitability will be determined by the Company's Board of Directors.

                Four different goals will be established as follows:

                        Goal "A" = Superior performance
                        Goal "B" = Excellent performance
                        Goal "C" = Good performance
                        Goal "D" = Average performance


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                        Each goal will be assigned the following percentages for
                        use in determining total bonus to be earned:

                        Goal "A" = 100%
                        Goal "B" =  67%
                        Goal "C" =  33%
                        Goal "D" =   0%

EXAMPLE:                The following is an example of the Bonus calculation:
--------

                                                           Annual
       Annual                Active                      Profitability
     Sales Goal           Distributors     Sponsorship   Contribution      Discretionary
     ----------           ------------     -----------   -------------     -------------

Goal A       1,000,000       50,000          90,000          15%
Goal B         800,000       40,000          70,000          12%
Goal C         600,000       30,000          50,000           9%
Goal D         500,000       20,000          30,000           6%

Actual
Results        750,000       25,000          83,000          16%          Superior

                   If the General Manager has a salary of $100,000 the total bonus would be calculated as follows:

                   Sales Bonus
                   $100,000 X 25% X 33% = $8,250

                   Active Distributor Bonus
                   -------------------------
                   $100,000 X 10% X 0% = $0

                   Sponsorship Bonus
                   -----------------
                   $100,000 X 15% X 67% = $10,050

                   Profitability Bonus
                   -------------------
                   $100,000 X 40% X 100% = $40,000

                   Discretionary Bonus
                   -------------------
                   $100,000 X 10% X 100% = $10,000

        The total bonus would be $68,300 of which $34,150 would be paid in cash on February 15 and the remaining $34,150 would be defined in an account on the Company's books for future distribution.